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                                                                    Exhibit 99.2

                  BOARDWALK BANCORP DECLARES QUARTERLY DIVIDEND

Linwood, New Jersey- July 18, 2006 - Boardwalk Bancorp, Inc. (NASDAQ "BORD" and "BORDW"), parent company of Boardwalk Bank, announced today that its Board of Directors declared a quarterly cash dividend of $0.07 per share, payable August 7, 2006 to shareholders of record as of July 28, 2006.

As previously reported, Boardwalk Bank completed its holding company reorganization on July 1, 2006. For periods subsequent to July 1, 2006, Boardwalk Bancorp, Inc. will report consolidated operating results and financial condition, which will include the operating results and financial condition of Boardwalk Bank.

For further information contact Wayne Hardenbrook, CFO, Boardwalk Bancorp: (888) 720-2265.

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     This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Information about factors that potentially could affect Boardwalk Bank's financial results is included in the offering circular for our public offering of common stock and in our other filings, including our Form 10-K for the year ended December 31, 2005, that we make with the Federal Deposit Insurance Corporation. Boardwalk Bank does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required under applicable law.